EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
Donegal Mutual Insurance Company 401(k) Plan
Marietta, Pennsylvania
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-93785, 333-94301 and 333-89644) of our report dated June 22, 2005, relating to the 2004 financial statements of the Donegal Mutual Insurance Company 401(k) Plan, which report appears in this Form 11-K of Donegal Mutual Insurance Company 401(k) Plan for the year ended December 31, 2005.
/s/ BDO Seidman, llp
BDO Seidman, llp
Philadelphia, Pennsylvania
June 20, 2006